Exhibit 5.1

 The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

October 25, 2019

The Board of Directors of Heat Biologics, Inc.

677 Davis Drive

Morrisville, North Carolina 27560

Re: Registration Statement on Form S-1, as amended (File No. 333-234105)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-234105) (as amended through the date hereof, the “Registration Statement”).

The Registration Statement covers the registration of up to $26,737,500 of: (i) shares (the “Shares”) of the Company’s common stock, par value $0.0002 per share (“Common Stock”), including shares of Common Stock issuable upon the exercise of an option granted by the Company to the underwriters solely to cover over-allotments; (ii) warrants to purchase shares of Common Stock (the “Common Warrants”), and (iii) the shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Warrant Shares”).  The Registration Statement also relates to the common stock purchase rights (the  “Rights”) issuable in accordance with the rights agreement, dated as of March 11, 2018, as amended March 8, 2019, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), which Rights are presently attached to the Common Stock.  The Shares, the Common Warrants and the Warrant Shares are being sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement ”) to be entered into by and between the Company and A.G.P./Alliance Global Partners, as representative of the several underwriters listed in the Underwriting Agreement, the form of which Underwriting Agreement (as amended) will be filed as Exhibit 1.3 to the Registration Statement.

Heat Biologics, Inc.

October 25, 2019

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Underwriting Agreement, will be legally issued, fully paid and non-assessable; (ii) the Common Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Common Warrants will be validly issued, fully paid and non-assessable and (iv) each of the Rights attached to the Shares and as may be attached to the Warrant Shares, when issued in accordance with and in the manner described in the Registration Statement and the Rights Agreement, will constitute a valid and binding obligation of the Company.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP